Exhibit 99.1

ChannelAdvisor Announces Second Quarter 2017 Financial Results
Revenue of $30.0 million increases 11 percent year-over-year
GAAP net loss of $(4.0) million
Adjusted EBITDA of $1.1 million exceeds guidance

Research Triangle Park, NC - August 3, 2017 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and branded manufacturers to increase global sales, today announced its financial results for the quarter ended June 30, 2017.

"Our second quarter results exceeded our guidance for both revenue and adjusted EBITDA," said David Spitz, CEO of ChannelAdvisor. "I was especially pleased to see our customers' success translate into very strong variable revenue growth, helping us to drive the fastest revenue growth rate we've had in several quarters. Further, we continued to see increasing average revenue per customer. This reflects our focus on attracting large, high-quality customers as well as increasing revenue from existing customers, as we share in the success they achieve from our solutions. Demand for our technology continued to grow and drive our momentum in the marketplace. As such, we remain optimistic that our business momentum will produce improving revenue growth trends as we look ahead and continue to focus on delivering profitable growth."
Second Quarter 2017 Financial Results

•	Total revenue of $30.0 million for the second quarter of 2017 increased 11 percent compared with total revenue of $27.1 million for the second quarter of 2016.

•
GAAP net loss was $(4.0) million compared with GAAP net loss of $(6.7) million in the second quarter of 2016. GAAP net loss per share was $(0.15), based on 26.4 million weighted average shares outstanding, compared with a GAAP net loss per share of $(0.26) in the year-ago period, based on 25.5 million weighted average shares then outstanding.

•	Non-GAAP net loss, which excludes the impact of non-cash stock-based compensation, was $(0.6) million for the second quarter of 2017 compared with $(2.8) million for the second quarter of 2016.

•
Adjusted EBITDA, a non-GAAP measure, was $1.1 million for the second quarter of 2017 compared with $(0.9) million for the second quarter of 2016. Adjusted EBITDA excludes depreciation, amortization, income tax expense (benefit), interest, and stock-based compensation expense.

•	Cash and cash equivalents at quarter-end totaled $57.9 million, compared with $63.4 million at the end of the first quarter of 2017.
Recent Business Highlights

•
Average revenue per customer, calculated on a trailing twelve-month basis, increased 11 percent to $41,029 for the twelve months ended June 30, 2017, compared with $37,000 for the twelve months ended June 30, 2016. Total customer count was 2,906 at the end of the second quarter of 2017, compared with 2,878 customers at the end of the second quarter of 2016. These metrics do not include approximately 50 net new customers acquired with our acquisition of HubLogix Commerce Corp. during the second quarter of 2017.

•
Fixed subscription fees were 75 percent of total revenue and variable subscription fees were 25 percent of total revenue for the second quarter of 2017. This compares to 77 percent and 23 percent, respectively, for the second quarter of 2016.

•	Added new top-tier customers including Fossil Group, HP APAC, VTech, and a top ten global beauty company.

•	Acquired HubLogix Commerce Corp. to expand drop-ship and fulfillment capabilities.

•	Announced a new strategic partnership with eBay to jointly implement programs to help enable growth for eBay and ChannelAdvisor clients.

•	Hosted Catalyst UK on May 16 in Manchester, UK with keynotes by Mary Portas, Julie Deane and speakers from eBay and Google.

Exhibit 99.1

Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the third quarter and full year of 2017:
Third Quarter 2017

•	Total revenue between $29.7 million and $30.1 million.

•	Adjusted EBITDA between $(300) thousand and $100 thousand.

•	Stock-based compensation expense between $3.2 million and $3.6 million.

•	26.5 million weighted average shares outstanding.
Full Year 2017

•	Total revenue between $123.0 million and $124.5 million.

•	Adjusted EBITDA between $5.0 million and $7.0 million.

•	Stock-based compensation expense between $12.8 million and $13.3 million.

•	26.4 million weighted average shares outstanding.
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Second Quarter 2017 Financial Results Conference Call
When:	Thursday, August 3, 2017
Time:	4:30 p.m. ET
Live Call:	(855) 638-4821, Passcode 55992828, Domestic
(704) 288-0612, Passcode 55992828, International
Webcast:	http://ir.channeladvisor.com (live and replay)
Key Operating Metrics
Average revenue per customer is revenue divided by the average monthly number of customers during the period, which is calculated by taking the sum of the number of customers at the end of each month in the period and dividing by the number of months in the period.
Number of customers includes all customers who subscribe to at least one of our solutions, but excludes customers acquired from our acquisition of HubLogix and customers who subscribe only to certain legacy product offerings that are no longer part of our strategic focus.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP net loss and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this

Exhibit 99.1

release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped retailers and branded manufacturers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Google, Facebook, Walmart and hundreds more. For more information, visit channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2017, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
###

Media Contact:
Caroline Riddle
ChannelAdvisor Corporation
caroline.riddle@channeladvisor.com
919-439-8026
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,879	$65,420
Accounts receivable, net of allowance of $362 and $594 as of June 30, 2017 and December 31, 2016, respectively	21,779	19,445
Prepaid expenses and other current assets	9,752	10,972
Total current assets	89,410	95,837
Property and equipment, net	11,782	13,252
Goodwill	23,486	21,632
Intangible assets, net	2,821	2,660
Long-term deferred tax assets, net	5,423	5,244
Other assets	694	533
Total assets	$133,616	$139,158
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,598	$4,709
Accrued expenses	11,315	11,067
Deferred revenue	25,974	23,474
Other current liabilities	5,564	4,450
Total current liabilities	45,451	43,700
Long-term capital leases, net of current portion	1,047	1,262
Lease incentive obligation	3,767	4,206
Other long-term liabilities	3,723	2,993
Total liabilities	53,988	52,161
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 26,430,495 and 25,955,759 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	26	26
Additional paid-in capital	256,295	252,158
Accumulated other comprehensive loss	(1,077)	(1,612)
Accumulated deficit	(175,616)	(163,575)
Total stockholders’ equity	79,628	86,997
Total liabilities and stockholders’ equity	$133,616	$139,158

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$30,004	$27,098	$58,333	$53,445
Cost of revenue (1) (2)	6,520	6,863	13,362	13,776
Gross profit	23,484	20,235	44,971	39,669
Operating expenses (1) (2):
Sales and marketing	15,627	15,743	31,666	29,240
Research and development	5,147	4,410	10,118	8,565
General and administrative	6,678	6,822	15,208	13,243
Total operating expenses	27,452	26,975	56,992	51,048
Loss from operations	(3,968)	(6,740)	(12,021)	(11,379)
Other income (expense):
Interest income (expense), net	54	(1)	82	(22)
Other income (expense), net	13	(8)	70	47
Total other income (expense)	67	(9)	152	25
Loss before income taxes	(3,901)	(6,749)	(11,869)	(11,354)
Income tax expense (benefit)	84	(22)	172	(64)
Net loss	$(3,985)	$(6,727)	$(12,041)	$(11,290)
Net loss per share:
Basic and diluted	$(0.15)	$(0.26)	$(0.46)	$(0.44)
Weighted average common shares outstanding:
Basic and diluted	26,380,031	25,520,847	26,219,348	25,406,626

(1) Includes stock-based compensation as follows:
Cost of revenue	$197	$342	$494	$611
Sales and marketing	1,214	1,369	1,990	2,490
Research and development	503	546	1,071	989
General and administrative	1,454	1,660	2,737	3,252
	$3,368	$3,917	$6,292	$7,342

(2) Includes depreciation and amortization as follows:
Cost of revenue	$1,066	$1,145	$2,125	$2,388
Sales and marketing	256	280	529	587
Research and development	111	112	222	234
General and administrative	270	423	560	846
	$1,703	$1,960	$3,436	$4,055

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net loss	$(12,041)	$(11,290)
Adjustments to reconcile net loss to cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization	3,436	4,055
Bad debt expense	113	395
Stock-based compensation expense	6,292	7,342
Other items, net	(279)	(530)
Changes in assets and liabilities, net of effects from acquisition:
Accounts receivable	(2,157)	(5)
Prepaid expenses and other assets	1,193	2,232
Accounts payable and accrued expenses	276	(358)
Deferred revenue	3,070	4,321
Cash and cash equivalents (used in) provided by operating activities	(97)	6,162
Cash flows from investing activities
Purchases of property and equipment	(543)	(732)
Payment of internal-use software development costs	(159)	(151)
Acquisition, net of cash acquired	(2,177)	—
Cash and cash equivalents used in investing activities	(2,879)	(883)
Cash flows from financing activities
Repayment of capital leases	(2,439)	(1,463)
Proceeds from exercise of stock options	339	417
Payment of contingent consideration	—	(236)
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(2,494)	(1,904)
Cash and cash equivalents used in financing activities	(4,594)	(3,186)

Effect of currency exchange rate changes on cash and cash equivalents	29	(197)
Net (decrease) increase in cash and cash equivalents	(7,541)	1,896
Cash and cash equivalents, beginning of period	65,420	60,474
Cash and cash equivalents, end of period	$57,879	$62,370

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$30,004	$27,098	$58,333	$53,445

Gross profit (GAAP)	$23,484	$20,235	$44,971	$39,669
Plus: Stock-based compensation expense	197	342	494	611
Gross profit (Non-GAAP)	$23,681	$20,577	$45,465	$40,280
Gross margin (GAAP)	78.3%	74.7%	77.1%	74.2%
Gross margin (Non-GAAP)	78.9%	75.9%	77.9%	75.4%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating expenses (GAAP)	$27,452	$26,975	$56,992	$51,048
Less: Stock-based compensation expense	3,171	3,575	5,798	6,731
Less: One-time charge for VDAs related to sales taxes	—	—	2,539	—
Operating expenses (Non-GAAP)	$24,281	$23,400	$48,655	$44,317

Reconciliation of GAAP Loss from Operations and GAAP Operating Margin to Non-GAAP Loss from Operations and Non-GAAP Operating Margin
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$30,004	$27,098	$58,333	$53,445

Loss from operations (GAAP)	$(3,968)	$(6,740)	$(12,021)	$(11,379)
Plus: Stock-based compensation expense	3,368	3,917	6,292	7,342
Plus: One-time charge for VDAs related to sales taxes	—	—	2,539	—
Loss from operations (Non-GAAP)	$(600)	$(2,823)	$(3,190)	$(4,037)
Operating margin (GAAP)	(13.2)%	(24.9)%	(20.6)%	(21.3)%
Operating margin (Non-GAAP)	(2.0)%	(10.4)%	(5.5)%	(7.6)%

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss (GAAP)	$(3,985)	$(6,727)	$(12,041)	$(11,290)
Plus: Stock-based compensation expense	3,368	3,917	6,292	7,342
Plus: One-time charge for VDAs related to sales taxes	—	—	2,539	—
Net loss (Non-GAAP)	$(617)	$(2,810)	$(3,210)	$(3,948)

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss	$(3,985)	$(6,727)	$(12,041)	$(11,290)
Adjustments:
Interest (income) expense, net	(54)	1	(82)	22
Income tax expense (benefit)	84	(22)	172	(64)
Depreciation and amortization expense	1,703	1,960	3,436	4,055
Total adjustments	1,733	1,939	3,526	4,013
EBITDA	(2,252)	(4,788)	(8,515)	(7,277)
Stock-based compensation expense	3,368	3,917	6,292	7,342
One-time charge for VDAs related to sales taxes	—	—	2,539	—
Adjusted EBITDA	$1,116	$(871)	$316	$65

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Six Months Ended June 30,
	2017	2016
Cash (used in) provided by operating activities	$(97)	$6,162
Less: Purchases of property and equipment	(543)	(732)
Free cash flow	$(640)	$5,430

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	Third Quarter 2017		Full Year 2017
	Low	High	Low	High
Net loss (estimate)	$(5.5)	$(4.7)	$(17.5)	$(15.0)
Adjustments (estimates):
Interest (income) expense, net	0.0	0.0	0.0	0.0
Income tax (benefit) expense	0.0	0.0	0.2	0.2
Depreciation and amortization expense	1.6	1.6	6.5	6.5
Total adjustments	1.6	1.6	6.7	6.7
EBITDA	(3.9)	(3.1)	(10.8)	(8.3)
Stock-based compensation expense (estimate)	3.6	3.2	13.3	12.8
One-time charge for VDAs related to sales taxes	0.0	0.0	2.5	2.5
Adjusted EBITDA guidance	$(0.3)	$0.1	$5.0	$7.0